Exhibit 10.23


                            SHARE PURCHASE AGREEMENT

                                      AMONG

                              SOLPOWER CORPORATION
                             AND PICO HOLDINGS, INC.


                                       AND


                      JAMES W. FLOWERS, PATRICIA G. FLOWERS
                                AND FLORCOR, INC.




                                 AUGUST 21, 2000

                                TABLE OF CONTENTS


1.   Definitions...............................................................1

2.   Purchase and Sale of Protocol Shares......................................4
     (a)  Basic Transaction....................................................4
     (b)  Preliminary Purchase Price...........................................4
     (c)  The Closing..........................................................4
     (d)  Deliveries at the Closing............................................4
     (e)  Adjustment to Preliminary Purchase Price.............................5
     (f)  Employment Matters...................................................6

3.   Representations and Warranties Concerning the Transaction.................6
     (a)  Representations and Warranties of the Sellers........................6
     (b)  Representations and Warranties of the Buyers.........................8

4.   Representations and Warranties Concerning Protocol and Its Subsidiaries...9
     (a)  Organization, Qualification, and Corporate Power.....................9
     (b)  Capitalization.......................................................9
     (c)  Noncontravention.....................................................9
     (d)  Brokers' Fees.......................................................10
     (e)  Title to Tangible Assets............................................10
     (f)  Financial Statements................................................10
     (g)  Events Subsequent to Most Recent Fiscal Year End....................10
     (h)  Undisclosed Liabilities.............................................12
     (i)  Legal Compliance....................................................12
     (j)  Tax Matters.........................................................12
     (k)  Real Property.......................................................13
     (l)  Intellectual Property...............................................13
     (m)  Tangible Assets.....................................................15
     (n)  Inventory...........................................................15
     (o)  Contracts...........................................................15
     (p)  Notes and Accounts Receivable.......................................16
     (q)  Powers of Attorney..................................................16
     (r)  Insurance...........................................................16
     (s)  Litigation..........................................................17
     (t)  Product Warranty....................................................17
     (u)  Product Liability...................................................18
     (v)  Employees...........................................................18
     (w)  Employee Benefits...................................................18
     (x)  Guaranties..........................................................18
     (y)  Environmental, Health, and Safety Matters...........................18
     (z)  Certain Business Relationships with Protocol and Its Subsidiaries...18

5.   Pre-Closing Covenants....................................................18
     (a)  General.............................................................18
     (b)  Notices and Consents................................................18

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     (c)  Operation of Business...............................................19
     (d)  Preservation of Business............................................19
     (e)  Full Access.........................................................19
     (f)  Notice of Developments..............................................19
     (g)  Exclusivity.........................................................19

6.   Conditions to Obligation to Close........................................20
     (a)  Conditions to Obligation of the Buyers..............................20
     (b)  Conditions to Obligation of the Sellers.............................21

7.   Remedies for Breaches of This Agreement..................................21
     (a)  Survival of Representations and Warranties..........................21
     (b)  Indemnification Provisions for Benefit of the Buyers................22
     (c)  Indemnification Provisions for Benefit of the Sellers...............22
     (d)  Matters Involving Third Parties.....................................22
     (e)  Determination of Adverse Consequences...............................23
     (f)  Set-Off Against the Buyers Notes....................................23
     (g)  Limitations on Indemnifications.....................................23
     (h)  Other Indemnification Provisions....................................24

8.   Tax Matters..............................................................24
     (a)  Tax Periods Ending on or Before the Closing Date....................24
     (b)  Cooperation on Tax Matters..........................................25
     (c)  Tax Sharing Agreements..............................................25
     (d)  Certain Taxes.......................................................25

9.   Termination..............................................................25
     (a)  Termination of Agreement............................................25
     (b)  Effect of Termination...............................................26

10.  Miscellaneous............................................................26
     (a)  Nature of Certain Obligations.......................................26
     (b)  Press Releases and Public Announcements.............................26
     (c)  No Third-Party Beneficiaries........................................27
     (d)  Entire Agreement....................................................27
     (e)  Succession and Assignment...........................................27
     (f)  Counterparts........................................................27
     (g)  Headings............................................................27
     (h)  Notices.............................................................27
     (i)  Governing Law.......................................................28
     (j)  Amendments and Waivers..............................................28
     (k)  Severability........................................................28
     (l)  Expenses............................................................29
     (m)  Construction........................................................29
     (n)  Incorporation of Exhibits, Annexes, and Schedules...................29

                                      -ii-
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Exhibit A - Protocol Shareholders
Exhibit B1 - Form of Buyers Notes
Exhibit B2 - Form of Buyers Notes
Exhibit C - Historical Financial Statements
Exhibit D - Employment Agreement
Disclosure Schedule by Protocol

                                     -iii-
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                            SHARE PURCHASE AGREEMENT


     THIS SHARE PURCHASE AGREEMENT ("AGREEMENT") is entered into as of August ___, 2000, by and among Solpower Corporation, a Nevada corporation ("SOLPOWER") and Pico Holdings, Inc., a California corporation, or its designee ("PICO")
(collectively, the "BUYERS"), and James W. Flowers ("Flowers"), Patricia G. Flowers, and Florcor, Inc., an Ontario corporation ("Florcor") (collectively, the "SELLERS"). The Buyers and the Sellers are referred to collectively herein as the "PARTIES."

     The Sellers in the aggregate own all of the outstanding capital stock of Protocol Resource Management, Inc., an Ontario corporation ( "Protocol").

     This Agreement contemplates a transaction in which the Buyers will purchase from the Sellers, and the Sellers will sell to the Buyers, all of the outstanding capital stock of Protocol in return for cash and the Buyers Notes. The Sellers shall have a right to allocate among themselves, as they elect, the payment of the Purchase Price (as hereinafter defined) for the capital stock.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. DEFINITIONS.

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes (as hereinafter defined), liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "ADJUSTED EBITDA" means EBITDA calculated as defined herein and then increased for services provided to the Buyers, including, but not limited to, management fees, intercompany charges, and further adjustments to a level of full recovery of production costs for SP34E and other products and services sold to, or performed for the Buyers from time to time. Included in the calculations of the full recovery of production costs shall be a reasonable allocation of the portion of salaries for management personnel involved in the production and delivery of the products, all as calculated and agreed within 60 days from the close of any quarter, with any disputes to be referred to the auditors acting for Protocol for arbitration

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "AFFILIATED GROUP" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

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     "BASIS" means any past or present fact,  situation,  circumstance,  status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "BUYERS" has the meaning set forth in the preface above.

     "BUYERS NOTES" has the meaning set forth in ss.2(b) below.

     "CLOSING" has the meaning set forth in ss.2(c) below.

     "CLOSING DATE" has the meaning set forth in ss.2(c) below.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of Protocol that is not already generally available to the public(including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals).

     "DISCLOSURE SCHEDULE" has the meaning set forth in Sections 3(a) and 4 below.

     "EBIT" means, in respect of Protocol, for any fiscal period, net income (or net loss) PLUS the sum of (a) net interest expense, (b) income-tax expense, (c) extraordinary losses included in net income and (d) losses on the sale of assets other than inventory sold in the ordinary course of business, LESS the sum of
(a) extraordinary gains included in net income and (b) gains on the sale of assets other than inventory sold in the ordinary course of business, in each case determined in accordance with GAAP for such period.

     "EBITDA" means, in respect of Protocol, for any fiscal period, EBIT PLUS the sum of (a) depreciation expense, (b) amortization expense and (c) noncash charges, LESS noncash gains, in each case determined in accordance with GAAP for such period.

     "EMPLOYEE BENEFIT PLAN" means any employee pension or benefit plan whether or not the same is qualified under the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") or comparable Canadian provisions and any other employee benefit plan, program or arrangement of any kind.

     "FINANCIAL STATEMENT" has the meaning set forth in ss.4(g) below.

     "GAAP" means Canadian generally accepted accounting principles as in effect from time to time as described and promulgated by the Canadian Institute of Chartered Accountants.

     "INDEMNIFIED PARTY" has the meaning set forth in ss.7(d) below.

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     "INDEMNIFYING PARTY" has the meaning set forth in ss.7(d) below.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and all Confidential Information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "KNOWLEDGE" means actual current knowledge after reasonable investigation.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTY" has the meaning set forth in the preface above.

     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PRELIMINARY PURCHASE PRICE" has the meaning set forth in ss.2(b) below.

     "PROTOCOL" has the meaning set forth in the preface above.

     "PROTOCOL SHARE" means any share of the Common Stock of Protocol.

     "PURCHASE PRICE" has the meaning set forth in ss.2(e) below.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) any other lien imposed under any applicable statute, law or regulation and (e) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

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     "SELLERS" has the meaning set forth in the preface above.

     "TAX" or "TAXES" means any federal, provincial, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "THIRD PARTY CLAIM" has the meaning set forth in ss.7(d) below.

     2. PURCHASE AND SALE OF PROTOCOL SHARES.

     (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyers agree to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyers, all of his or its Protocol Shares for the consideration specified below in this ss.2. The holdings of Protocol Shares by the Sellers is set forth on Exhibit A to this Agreement. All references to currency herein refer to Canadian Dollars.

     (b) PRELIMINARY PURCHASE PRICE. The Buyers agree to pay to the Sellers One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "PRELIMINARY PURCHASE PRICE") by delivery of (i) their promissory notes (the "BUYERS NOTES") in the forms of Exhibit B1 and B2 attached hereto in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000.00) and (ii) cash in the amount of One Million Thousand Dollars ($1,000,000.00) payable by certified cheque, bank draft or wire transfer. The Preliminary Purchase Price and the Buyers Notes shall be allocated among the Sellers, as they elect, whether or not in proportion to their respective holdings of Protocol Shares and is set forth on Exhibit A to this Agreement. To the extent applicable, the Preliminary Purchase Price will be subject to post-Closing adjustment as set forth below in this ss.2.

     (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Wilson, Vukelich, Barristers & Solicitors in Markham, Ontario, Canada commencing at 9:00 a.m. local time at such date as the Buyers and the Sellers may mutually determine (the "CLOSING DATE"); PROVIDED, HOWEVER, that the Closing Date shall be no later than August 30, 2000.

     (d) DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to the Buyers the various certificates, instruments, and documents referred to in ss.6(a) below, (ii) the Buyers will deliver to the Sellers the various certificates, instruments, and documents referred to in ss.6(b) below, (iii)

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each of the Sellers will deliver to the Buyers stock  certificates  representing all of his or its Protocol Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) one or more of the Buyers will deliver to each of the Sellers the consideration specified in ss.2(b) above.

     (e) ADJUSTMENT TO PRELIMINARY PURCHASE PRICE. The Preliminary Purchase Price shall be adjusted as follows:

          (i) DISPUTE RESOLUTION. If, in the determination of the Second Anniversary Actual EBITDA and the Third Anniversary Actual EBITDA (as such terms are hereinafter defined), the Buyer and the Sellers fail to reach agreement on the manner of calculation of such Second Anniversary Actual EBITDA and/or Third Anniversary Actual EBITDA within a period of five (5) business days following the delivery of the calculation of same, any disagreement, conflict or dispute relating thereto shall be referred to an independent auditor (the "Auditor") mutually selected by the Buyers and the Sellers hereto which Auditor shall make any adjustments or resolve any disputes, differences or controversies with respect to the calculations or finalization of the Adjusted EBITDA for the relevant period. If the parties fail to mutually select such Auditor, any Party may apply to a court of competent jurisdiction in the Province of Ontario for purposes of having such court appoint such Auditor. The costs of the Auditor shall be paid as determined by such Auditor and the Auditor shall be required to resolve any such dispute as soon as possible, but in no event later than fifteen (15) business days following the date such dispute was first mutually deferred to such Auditor.

          (ii) SECOND ANNIVERSARY CALCULATIONS. As soon as possible but, in any event, not later than sixty (60) calendar days after the second (2nd) anniversary of the Closing Date, the Buyers will prepare and deliver to the Sellers a calculation of Protocol's Adjusted EBITDA for each of the immediate preceding two (2) years (the "SECOND ANNIVERSARY ACTUAL EBITDA"). If the average of the two (2) years of the Second Anniversary Actual EBIDTA (the "SECOND ANNIVERSARY AVERAGE EBITDA") is not at least Two Hundred Fifty Thousand ($250,000), then the Preliminary Purchase Price shall be reduced by an amount equal to one hundred percent (100%) of the difference between Two Hundred Fifty Thousand Dollars ($250,000) and the Second Anniversary Average EBITDA and the principal amount outstanding under the Buyers Notes shall be reduced, pro rata to the principal outstanding on each of the Buyers Notes, by one hundred percent (100%) of the difference, if any, between Two Hundred Fifty Thousand Dollars ($250,000) and the Second Anniversary Average EBITDA.

          (iii) THIRD ANNIVERSARY CALCULATIONS. On the third anniversary of the Closing Date, the Buyers will prepare and deliver to the Sellers a calculation of Protocol's Adjusted EBITDA for the immediately preceding one
     (1) year period (the "THIRD ANNIVERSARY ACTUAL EBITDA"). If the Third Anniversary Actual EBITDA is not equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000.00) (the "THIRD ANNIVERSARY PROTOCOL EBITDA"), then the Preliminary Purchase Price and the principal amounts due under the remaining Buyers Notes shall be reduced, pro rata to the principal outstanding on each of the Buyers Notes, by an amount equal to one hundred percent (100%) of the difference, if any, between the Third Anniversary Protocol EBITDA and the Third Anniversary Actual EBITDA.

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          (iv) SCHEDULE FOR  CALCULATIONS.  Notwithstanding  any other provision contained herein, the calculation of the Second Anniversary Actual EBITDA and the Third Anniversary Actual EBITDA shall be completed as soon as possible but, in any event, not later than sixty (60) calendar days of the respective second and third anniversary dates of the Closing Date and the amounts due under the Buyers Notes (after reflecting any such adjustments under this Section) shall be paid forthwith, but in any event, not later than thirty (30) calendar days of the completion of the calculations of such amounts. The calculations shall be provided to the holder(s) of the Buyers Notes for their information. The Preliminary Purchase Price as so adjusted by this Section 2 is referred to herein as the "Purchase Price."

     (f) EMPLOYMENT MATTERS. Concurrently with the Closing, Flowers and Protocol shall enter into an Employment Agreement (and all schedules thereto) in the form attached as Exhibit D. In addition to any other provisions of this Agreement or any of the schedules or exhibits attached hereto, the parties agree that the holders of the Buyers Notes shall have the right to immediately accelerate the Buyers Notes issued to them and receive full payment thereunder without any adjustment thereunder within 30 calendar days of any termination by Protocol of Flowers' employment with Protocol, except that, in the event that such employment is terminated for cause under applicable laws, then the Buyers shall be entitled to recalculate the Adjusted EBIDTA under ss.ss.2(e)(ii) and (iii) above if the termination occurs on or after the second anniversary of the Closing Date, or to independently recalculate the Adjusted EBIDTA if the termination occurs prior to the second anniversary of the Closing Date (in either case, the "Recalculated Termination EBIDTA Payment") and to reduce the amount of the Buyers Notes, pro rata, to the Recalculated Termination EBIDTA Payment. The Recalculated EBIDTA Payment shall be made as specified in the Employment Agreement or in the schedules thereto and shall be paid to the Buyers Notes holders within thirty (30) calendar days of any termination Additionally, Pico and Solpower jointly and severally irrevocably guarantee any termination compensation or benefits payable to Flowers under the terms of the Employment Agreement.

     3. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

     (a) REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Except as qualified by the Disclosure Schedule, each of the Sellers represents and warrants to each of the Buyers that the statements contained in this ss.3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(a)) with respect to himself or itself.

          (i) ORGANIZATION OF FLORCOR. Florcor is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii) AUTHORIZATION OF TRANSACTION. Each of the Sellers has full power and authority (including, in the case of Florcor, full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Sellers, enforceable in accordance with its terms and conditions, subject to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction

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     are  in  the   discretion   of  the  court   from  which  they  are  sought
     (collectively, the "Enforceability Qualifications"). The Sellers need not give any notice to, or obtain any authorization, consent, or approval of
     any  government  or   governmental   agency  in  order  to  consummate  the
     transactions contemplated by this Agreement. Each of the Sellers represents and warrants that the allocation of the Purchase Price, as set forth on Exhibit A, has been agreed to by such Seller and that each of the Sellers waives any claims with respect to such allocation, even if such allocation and receipt of the Purchase Price is not in proportion to the ownership of the capital stock by such Seller.

          (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any material constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Sellers are subject or, if the case of Florcor, any provision of its charter or bylaws or, to the knowledge of the Sellers, conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Sellers are a party or by which he or it is bound or to which any of his or its assets is subject.

          (iv) BROKERS' FEES. None of the Sellers has any obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyers could become liable or obligated.

          (v) INVESTMENT. Each of the Sellers (A) understands that the Buyers Notes have not been, and will not be, registered under the Securities Act, or under any U.S. state or Canadian provincial securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyers Notes solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyers and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyers Notes and
     (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyers Notes.

          (vi) PROTOCOL SHARES. The Sellers each hold of record and owns beneficially the number of Protocol Shares set forth next to his or its name in Exhibit A, free and clear of any restrictions on transfer (other than prescribed by Protocol's articles of incorporation (as amended) or any Security Interests. None of the Sellers is a party to any option, warrant, purchase right, or other contract or commitment that could require the Sellers to sell, transfer, or otherwise dispose of any capital stock of Protocol (other than under this Agreement). None of the Sellers is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Protocol.

     (b) REPRESENTATIONS AND WARRANTIES OF THE BUYERS. Each of the Buyers represents and warrants to each of the Sellers that the statements contained in this ss.3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(b)).

          (i) ORGANIZATION OF THE BUYERS. Each of the Buyers is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii) AUTHORIZATION OF TRANSACTION. Each of the Buyers has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Buyers, and the Buyers Notes constitute valid and legal binding obligations of Pico, in each case, enforceable in accordance with its terms and conditions, subject to the Enforceability Qualifications.

          (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyers are subject or any provision of its charter or bylaws or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyers are a party or by which it is bound or to which any of its assets is subject.

          (iv) BROKERS' FEES. None of the Buyers has any obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Sellers could become liable or obligated.

          (v) INVESTMENT. Neither of the Buyers is acquiring the Protocol Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. Each of the Buyers (A)
     understands that the Protocol Shares have not been, and will not be, registered under the Securities Act, or under any U.S. state or Canadian provincial securities laws, and are being offered and sold in reliance upon federal, state and provincial exemptions for transactions not involving any public offering, (B) is acquiring the Protocol Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Protocol and the Sellers and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Protocol Shares and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Protocol Shares.

          (vi) NO LITIGATION. Neither of the Buyers is a party to any claims, litigation, administrative proceeding or other actions or, to their knowledge, threatened proceedings or actions which have been brought or may be brought which might, if adversely determined, preclude the Buyers from completing this transaction as set forth in this Agreement.

     4. REPRESENTATIONS AND WARRANTIES CONCERNING PROTOCOL. Each of the Sellers represents and warrants to each of the Buyers that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the disclosure schedule delivered by the Sellers to the Buyers on the date hereof (the "DISCLOSURE SCHEDULE"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.4. The Sellers shall be expressly permitted to amend, modify and/or update the Disclosure Schedule at all times prior to the Closing Time.

     (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Protocol is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Protocol has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. ss.4(a) of the Disclosure Schedule lists the directors and officers of Protocol . The Sellers have delivered to the Buyers correct and complete copies of the charter and bylaws of Protocol (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Protocol is materially correct and complete. Protocol is not in default under or in violation of any provision of its charter or bylaws.

     (b) CAPITALIZATION. The entire authorized capital stock of Protocol consists of an unlimited number of Protocol Shares, of which 1,000Protocol Shares are issued and outstanding. All of the issued and outstanding Protocol Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in ss.4(b) of the Disclosure Schedule. There are no outstanding nor authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Protocol to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Protocol. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Protocol.

     (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any material constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Protocol and its Subsidiaries is subject or any provision of the charter or bylaws of any of Protocol and its Subsidiaries or (ii) to the knowledge of the Sellers, conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Protocol is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Prior to completion of the transactions contemplated herein, Protocol does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) BROKERS' FEES. Protocol has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) TITLE TO TANGIBLE ASSETS. Protocol has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on its Most Recent Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of its Most Recent Financial Statements.

     (f) FINANCIAL STATEMENTS. Attached hereto as Exhibit C are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended January 31, 2000, 1999 and 1998 (the "MOST RECENT FISCAL YEAR END") for Protocol; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the five (5) months ended June 30, 2000 (the "MOST RECENT FISCAL MONTH END") for Protocol. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly , the financial condition of Protocol as of such dates and the results of operations of Protocol for such periods, are correct and complete and are consistent with the books and records of Protocol.

     (g) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations or results of operations of Protocol. Without limiting the generality of the foregoing, since that date:

          (i) Protocol has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) Protocol has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

          (iii) Protocol has not accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which Protocol is a party or by which it is bound;

          (iv) Protocol has not imposed any Security Interest upon any of its assets, tangible or intangible other than the bank facility readjustments, details of which have been provided to the Buyer or outside the Ordinary Course of Business;

          (v) Protocol has not made any capital expenditure (or series of related capital expenditures) either involving more than $20,000 or outside the Ordinary Course of Business;

          (vi) Protocol has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

          (vii) Protocol has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease outside the Ordinary Course of Business;

          (viii) Protocol has not delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

          (ix) Protocol has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

          (x) Protocol has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) There has been no change made or authorized in the charter or bylaws of Protocol;

          (xii) Protocol has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xiii) Protocol has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock, except in connection with the transactions contemplated hereunder and as disclosed to the Buyers;

          (xiv) Protocol has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) Protocol has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) Protocol has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

          (xvii) Protocol has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii) Protocol has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan) outside the Ordinary Course of Business;

          (xix) Protocol has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xx) Protocol has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business; and

          (xxi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Protocol which would have a material adverse consequence on any of the above.

     (h) UNDISCLOSED LIABILITIES. To the knowledge of the Sellers and except as disclosed in writing to the Buyers, Protocol has no material liability (and, to the knowledge of the Sellers, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Protocol or any of them giving rise to any liability), except for
(i) liabilities set forth on the face of the Most Recent Financial Statements (or in any of the notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by, to the knowledge of the Sellers, any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (i) LEGAL COMPLIANCE. Protocol has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, provincial, and local governments (and all agencies thereof) in all material aspects, and, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Protocol alleging any failure so to comply.

     (j) TAX MATTERS.

          (i) FILINGS. Protocol has filed all Tax Returns required to be filed as of the date hereof. All Taxes currently payable by Protocol (whether or not shown on any Tax Return) have been paid. Protocol currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any authority in any jurisdiction where Protocol does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Protocol that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) WITHHOLDING. Protocol has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) RESERVES. The unpaid Taxes of Protocol (A) did not, as of the Most Recent Fiscal Year End, exceed the reserve for Tax liability set forth on the face of the Most Recent Financial Statements (or in any of the notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Protocol in filing its Tax Returns.

     (k) REAL PROPERTY. Section 4(l)(i) of the Disclosure Schedule lists and describes briefly all real property that Protocol owns or leases and any mortgages, claims or other restrictions on the same and sets forth the terms of all leases.

     (l) INTELLECTUAL PROPERTY.

          (i) OWNERSHIP. Protocol owns or has the right to use, pursuant to license, sublicense, agreement, or permission, all Intellectual Property necessary for the operation of its businesses as presently conducted. Each item of Intellectual Property owned or used by Protocol immediately prior to the Closing hereunder will be owned or available for use by Protocol on identical terms and conditions immediately subsequent to the Closing hereunder. Protocol has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) NO PRIOR INFRINGEMENT. To the knowledge of the Sellers, Protocol has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers has ever received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Protocol must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Protocol.

          (iii) SCHEDULE OF INTELLECTUAL PROPERTY. Section 4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to Protocol with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Protocol has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Protocol has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyers correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyers correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. ss.4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by Protocol in connection with its businesses. With respect to each item of Intellectual Property required to be identified in ss.4(m)(iii) of the Disclosure
     Schedule:

               (A) Protocol possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (B) The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (D) Protocol has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv)  THIRD  PARTY  INTERESTS.  Section  4(m)(iv)  of  the  Disclosure
     Schedule identifies each material item of Intellectual Property that any third party owns and that Protocol uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyers correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in ss.4(m)(iv) of the Disclosure
     Schedule:

               (A) The license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect, subject to the Enforceability Qualifications;

               (B) No party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

               (C) No party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (D) With respect to each sublicense, the representations and warranties set forth in subsections (A) through (C) above are true and correct with respect to the underlying license;

               (E) The underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (F) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (G) Protocol has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) NO FUTURE INFRINGEMENTS. To the Knowledge of any of the Sellers, Protocol will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted.

          (vi) None of the Sellers has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of Protocol.

     (m) TANGIBLE ASSETS. Protocol owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is free from material defects , has been maintained in the Ordinary Course of Business, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

     (n) INVENTORY. The inventory of Protocol consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which are merchantable and fit for the purpose for which they were procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown as set forth on the face of the Most Recent Financial Statements (or in any of the notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Protocol .

     (o) CONTRACTS. The Disclosure Schedule lists the following contracts and other agreements to which Protocol is a party:

          (i) Any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $9,000 per annum;

          (ii) Any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year;

          (iii) Any agreement concerning a partnership or joint venture;

          (iv) Any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v)  Any  agreement  concerning   confidentiality  or  non-competition
     matters;

          (vi) Any agreement with any of the Sellers;

          (vii) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) Any collective bargaining agreement;

          (ix)  Any  agreement  for  the  employment  of  any  individual  on  a
     full-time,   part-time,   consulting,   or  other  basis  providing  annual
     compensation in excess of $16,000 or providing severance benefits;

          (x) Any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) Any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of f Protocol ; or

          (xii) Any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000 .

The Sellers have delivered to the Buyers a correct and complete copy of each written agreement listed in ss.4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in the above Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect, subject to the Enforceability Qualifications; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any provision of such agreement.

     (p) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Protocol are reflected properly on its books and records, and are valid, current and collectible receivables, subject to reserves for bad debts set forth on the face of the Most Recent Financial Statements (or in any of the notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Protocol.

     (q) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Protocol.

     (r) INSURANCE. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Protocol has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

          (i) The name, address, and telephone number of the agent;

          (ii) The name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii) The policy number and the period of coverage; and

          (iv) The scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage.

With respect to each such insurance policy: (A) to the knowledge of the Sellers, neither Protocol nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (B) to the knowledge of the Sellers, no party to the policy has repudiated any provision thereof

     (s)  LITIGATION.  Section 4(t) of the  Disclosure  Schedule sets forth each instance in which Protocol (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is, to the knowledge of the Sellers, threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in ss.4(t) of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations or future prospects of Protocol. To the knowledge of the Sellers, no action, suit, proceeding, hearing, or investigation is currently threatened against Protocol.

     (t) PRODUCT WARRANTY. To the knowledge of the Sellers, each product manufactured, sold, leased, or delivered by Protocol has been in conformity with all applicable contractual commitments and all express and implied warranties, and Protocol has no liability (and there is no Basis for any present or future material action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Protocol giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Financial Statements (or in any of the notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Protocol. No product manufactured by Protocol is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for Protocol .

     (u) PRODUCT LIABILITY. To the knowledge of the Sellers, Protocol has no liability (and there is no Basis for any present or future material action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Protocol giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Protocol.

     (v) EMPLOYEES. To the Knowledge of the Sellers, no executive, key employee, or group of employees has any plans to terminate employment with Protocol. Protocol is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes or committed any unfair labor practice. To the knowledge of the Sellers, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of Protocol.

     (w) EMPLOYEE BENEFITS. Section 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that Protocol maintains, to which Protocol contributes or has any obligation to contribute, or with respect to which Protocol has any liability or potential liability.

     (x) GUARANTIES. Protocol is not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person.

     (y) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. Protocol and its Affiliates have complied with and are in compliance with all environmental, health, and safety requirements applicable to Protocol and its operations.

     (z) CERTAIN BUSINESS RELATIONSHIPS WITH PROTOCOL AND ITS SUBSIDIARIES. Except as set forth on the Disclosure Schedules, none of the Sellers or their Affiliates has been involved in any business arrangement or relationship with Protocol within the past 12 months, and none of the Sellers or their Affiliates owns any asset, tangible or intangible, which is used in the business of Protocol.

     5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) GENERAL. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

     (b) NOTICES AND CONSENTS. The Sellers will cause Protocol to give any notices to third parties, and will cause Protocol to use its best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in ss.4(c) above. Each of the Parties, including the Sellers, will cause Protocol to give any notices to, make any filings with, and us its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(a)(iii), ss.3(b)(iii), and ss.4(c) above.

     (c) OPERATION OF BUSINESS. The Sellers will not cause or permit Protocol to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business except with the consent of the Buyers, acting reasonably. Without limiting the generality of the foregoing and except as contemplated under Section 6(b) hereunder, the Sellers will not cause or permit Protocol to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the nature described in ss.4(g) above.

     (d) PRESERVATION OF BUSINESS. The Sellers will use commercially reasonable efforts to cause Protocol to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     (e) FULL ACCESS AND CONFIDENTIALITY MATTERS. Each of the Sellers will permit, and the Sellers will cause Protocol to permit, representatives of the Buyers to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Protocol , to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Protocol . If the transactions contemplated hereunder are not completed for any reason, the Buyers agree to keep strictly confidential all information received by them from the Sellers and/or Protocol concerning Protocol's business and operations and shall not disclose such information to any third party without the prior written consent of the Sellers. Upon any such termination of this Agreement and at the request of the Sellers, the Buyers will either return or destroy (and certify destruction of) all such confidential information. This confidentiality obligation of the Buyers in favour of the Sellers and Protocol shall expressly survive the termination of this Agreement.

     (f) NOTICE OF DEVELOPMENTS. The Sellers will give prompt written notice to the Buyers of any material adverse development causing a breach of any of the representations and warranties in ss.4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in ss.3 above. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) EXCLUSIVITY. None of the Sellers will (and the Sellers will not cause or permit Protocol to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Protocol (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their Protocol Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyers immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. Upon the termination of this Agreement for any reason, the exclusivity obligations of the Sellers under this paragraph shall also terminate and shall not survive such termination.

     6. CONDITIONS TO OBLIGATION TO CLOSE.

     (a) CONDITIONS TO OBLIGATION OF THE BUYERS. The obligation of the Buyers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) The representations and warranties of the Sellers set forth in ss.3(a) and ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) The Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) Protocol and its Affiliates shall have procured all of the third party consents specified in ss.5(b) above.

          (iv) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyers to own the Protocol Shares and to control Protocol, or (D) affect adversely the right of Protocol to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) The Sellers shall have delivered to the Buyers a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(iv) is satisfied in all respects;

          (vi)  The  Parties  and  Protocol,   shall  have  received  all  other
     authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(a)(ii), ss.3(b)(ii), and ss.4(c) above;

          (vii) The Buyers shall have received the resignations, effective as of the Closing, of each director and officer of Protocol other than those whom the Buyers shall have specified in writing at least three (3) business days prior to the Closing; and

          (viii) All actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyers, acting reasonably.

The Buyers may waive any condition specified in this ss.6(a) if they execute a written statement so stating at or prior to the Closing.

     (b) CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) The representations and warranties of the Buyers set forth in ss.3(b) above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) The Buyers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) The Buyers shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iii) is satisfied in all respects;

          (iv) All actions to be taken by the Buyers in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers, acting reasonably;

          (v) Protocol and Flowers shall have executed and delivered to each other the employment letter (the "Employment Agreement") in the form set forth in Exhibit D hereto;

          (vi) Solpower shall have executed and delivered to ""Flowers the Employment Agreement and all relevant documents referenced therein;

          (vii) Protocol shall have distributed as dividends the aggregate sum of $100,000.00 to the Sellers and Florcor shall have repaid in full the aggregate amount of $40,500.00 loan reflected on Protocol's books and records as due to Protocol from Florcor

          (viii) If applicable, Protocol shall have transferred to Flowers all relevant life insurance polic(ies) owned by Protocol on the life of Flowers.

The Sellers may waive any condition specified in this ss.6(b) if they execute a written statement so stating at or prior to the Closing.

     7. REMEDIES FOR BREACHES OF THIS AGREEMENT.

     (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as provided below, all of the representations and warranties of the Sellers and the Buyers contained in this Agreement shall survive the Closing hereunder for a period of two (2) years (even if the Sellers or the Buyers, as the case may be, knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing). Notwithstanding the foregoing, (a) the Sellers' representations and warranties set forth in Section 3(a)(vi) shall survive without limitation and (b) the Sellers' representations and warranties set forth in Section 4(j) shall survive until the expiry of the applicable limitation period provided under the applicable taxing legislation.

     (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYERS. In the event the Sellers breach any of their representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to ss.7(a) above, provided that any of the Buyers makes a written claim for indemnification against the Sellers pursuant to ss.11(h) below within such survival period, then Flowers solely agrees to indemnify, subject to all limitations contained herein, each of the Buyers from and against any Adverse Consequences the Buyers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, or caused by the breach (or the alleged breach) of such Sellers' representations, warranties and/or covenants contained herein.

     (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. In the event the Buyers breach any of their representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to ss.7(a)
above, provided that any of the Sellers makes a written claim for indemnification against the Buyers pursuant to ss.11(h) below within such survival period, then the Buyers agree to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Sellers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     (d) MATTERS INVOLVING THIRD PARTIES.

          (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this ss.7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED,
     HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen
     (15) days after the Indemnified Party has given written notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and
     (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.7(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement or compromise with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement or compromise with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in ss.7(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.7.

     (e) DETERMINATION OF ADVERSE CONSEQUENCES. All indemnification payments under this ss.7 by Flowers shall reduce the Purchase Price dollar for dollar, which such reduction shall be applied proportionately to the Purchase Price received by each of the Sellers.

     (f) SET-OFF AGAINST THE BUYERS NOTES. Notwithstanding that only Flowers shall be liable to indemnify the Buyers in the manner contemplated hereunder, to the extent that the Buyers are entitled to any Adverse Consequences hereunder, each of the Sellers agrees that the Buyers shall have the right, subject to the terms of this paragraph, to set-off, as against the Buyers Notes any claim for indemnification against Flowers hereunder, provided that either (a) Flowers shall have consented in writing to any such set-off or (b) the amount of any such indemnification claim has been determined in a final judgment of a court of competent jurisdiction after all appeal rights have expired. Any such set-off shall reduce the principal amount then outstanding under such Buyers Notes to the extent of such set-off.

     (g) LIMITATIONS ON INDEMNIFICATION. Either or both Buyers shall make no claims for indemnification against Flowers under this Agreement until the aggregate of any Adverse Consequences suffered, individually or collectively, by such Buyers, as the case may be, exceeds $75,000.00. Upon reaching such amount, such Buyer or Buyers, as the case may be, shall be entitled to indemnification from Flowers for all such amounts exceeding such $75,000.00. Notwithstanding any other provision to the contrary contained in this Agreement or in any certificate or instrument delivered hereunder, the Buyers, whether individually or collectively, shall not be entitled to claim indemnification from Flowers for any amounts in excess of One Million Dollars ($1,000,000.00). Any indemnification to which either or both Buyers shall be entitled to hereunder shall be reduced by (a) any tax benefits accruing to any of the Buyers, directly or indirectly, as a result of such indemnity and (b) any proceeds of any insurance policy payable in respect of the matter relating to such indemnification. No Party shall be entitled to any indemnification of matters related, directly or indirectly, to such Party's fraud, bad faith, gross negligence or misconduct.

     (h)  OTHER  INDEMNIFICATION   PROVISIONS.   The  foregoing  indemnification
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under environmental, health, and safety requirements) any Party may have with respect to Protocol, or the transactions contemplated by this Agreement. The parties hereto confirm that, notwithstanding any other provision contained herein or in any document delivered hereunder, neither Protocol nor the Buyers shall have any claims for any Adverse Consequences or otherwise against any of the Sellers other than Flowers and that all limitations and restrictions applicable to any claims for indemnfication by the Buyers from Flowers under this Section (including, without limitation, Section 7(a) and 7(g) shall equally limit or restrict any claims for any Adverse Consequences or otherwise made by either the Buyers or Protocol against Flowers under this Section 7(h).

Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against Protocol by reason of the fact that he or it was a former director, former officer, former employee, or former agent of Protocol (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyers against such Sellers (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise). The parties confirm that the foregoing shall not apply to restrict or limit the right of Flowers to maintain any claim against Protocol following the Closing Date as a current director, officer and/or employee of Protocol.

     8. TAX MATTERS. The following provisions shall govern the allocation of responsibility as between the Buyers and Flowers for certain tax matters following the Closing Date:

     (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Buyers shall prepare or cause to be prepared and file or cause to be filed following the Closing Date all Tax Returns for Protocol for all periods ending on or prior to the Closing Date. The Buyers shall permit Protocol to review and comment on each such Tax Return described in the preceding sentence prior to filing of same. Flowers shall reimburse the Buyers for any Taxes of Protocol with respect to such periods within sixty (60) calendar days after payment by the Buyers or Protocol of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Financial Statements. Flowers shall have no obligation to reimburse the Buyers and/or Protocol, as the case may be, in respect of any tax liabilities as the result of any re-filing by Buyers, at their election, of previous years' tax returns.

     (b) COOPERATION ON TAX MATTERS.

          (i) The Buyers, Protocol and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees of Protocol available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Protocol and the Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to Protocol relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyers or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so reasonably requests, Protocol or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

          (ii) The Buyers and the Sellers further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (iii) The Buyers and the Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     (c) TAX SHARING AGREEMENTS. All tax sharing agreements or similar agreements with respect to or involving Protocol shall be terminated as of the Closing Date and, after the Closing Date, Protocol shall not be bound thereby or have any liability thereunder.

     (d)  CERTAIN  TAXES.  All  transfer,   documentary,   sales,   use,  stamp,
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement eligible against the Sellers in connection with the disposition of their Protocol Shares shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyers will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

     9. TERMINATION.

     (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

          (i) The Buyers and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) The Buyers may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers (subject to the right of the Sellers to update the Disclosure Schedule prior to Closing) has breached any material representation, warranty, or covenant contained in this Agreement in any material respect and the Buyers has notified the Sellers of such breach, and the breach has continued without cure for a period of thirty (30) calendar days after the notice of such breach or (B) if the Closing shall not have occurred on or before September 30, 2000, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from the Buyers breach of any representation, warranty, or covenant contained in this Agreement); and

          (iii) The Sellers may terminate this Agreement by giving written notice to the Buyers at any time prior to the Closing (A) in the event the Buyers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect and any of the Sellers has notified the Buyers of such breach, and the breach has continued without cure for a period of thirty (30) calendar days after the notice of such breach or (B) if the Closing shall not have occurred on or before September 30, 2000, by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from any of the Sellers breach of any representation, warranty, or covenant contained in this Agreement).

     (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to ss.9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party except that the Buyers' confidentiality obligations set forth in Section 5(d) above shall survive the termination of this Agreement.

     10. MISCELLANEOUS.

     (a) NATURE OF CERTAIN OBLIGATIONS.

          (i) COVENANTS. The covenants of each of the Sellers in ss.2(a) above concerning the sale of his or its Protocol Shares to the Buyers and the representations and warranties of each of the Sellers in ss.3(a) above concerning the transaction are several obligations.

          (ii) OTHER MATTERS. The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Sellers will be responsible to the extent provided in ss.7 above, and subject to the limitations contained herein, for any Adverse Consequences the Buyers may suffer as a result of any breach thereof.

     (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyers and the Sellers; PROVIDED, HOWEVER, that any Party may make, after providing written notice and disclosure to the other parties of the form of such public announcement, any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

     (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including, without limitation, all letters of intent or memoranda of understanding executed by the parties hereto prior to the date hereof.

     (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyers and the Sellers, PROVIDED, HOWEVER, that the Buyers may
(i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyers nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (f)   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) HEADINGS. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Sellers:  c/o Protocol Resource Management Inc.
                         330 Industrial Parkway South
                         Aurora, Ontario, Canada
                         L4G 3V7
                         Attn: James W. Flowers

     Copy to:            Wilson, Vukelich
                         Barristers & Solicitors
                         60 Columbia Way, Ste. 710
                         Markham, Ontario, Canada
                         L3R 0C9
                         Attention: Jordan Dolgin

     If to Solpower:     Solpower Corporation          Pico Holdings, Inc.
                         7309 East Stetson Drive       875 Prospect Street
                         Suite 102                     Suite 301
                         Scottsdale, AZ 85251          La Jolla, CA  92037
                         Attn: Mr. Mark Robinson       Attn: Peter Wood

     Copy to:            Brand Farrar & Buxbuam LLP
                         515 South Flower Street
                         Suite 3500
                         Los Angeles, CA  90071
                         Attn: Margaret G. Graf

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (i) GOVERNING LAW . This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware..

     (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) EXPENSES. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (n)  INCORPORATION  OF EXHIBITS,  ANNEXES,  AND  SCHEDULES.  The  Exhibits,
Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made an integral part hereof.

                                      *****

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.


"BUYERS"

SOLPOWER CORPORATION,
a Nevada corporation


By: /s/ Mark S. Robinson
    ------------------------------
    Title: President & CEO


PICO HOLDINGS, INC.,
a California corporation


By: /s/ John R. Hart
    -------------------------------

Title: CEO


"SELLERS"

/s/ James W. Flowers
----------------------------------
JAMES W. FLOWERS

/s/ Patricia G. Flowers
----------------------------------
PATRICIA G. FLOWERS


FLORCOR INC.,
an Ontario corporation


By: /s/ James W. Flowers
    ------------------------------
    Title: President